UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2018

NCR CORPORATION

(Exact name of registrant specified in its charter)

Commission File Number: 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

864 Spring Street NW

Atlanta, GA 30308

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

3097 Satellite Boulevard

Duluth, GA 30096

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2018, NCR Corporation announced that Frederick (“Rick”) Marquardt, Executive Vice President, Services, Enterprise Quality and T&T, will retire from NCR, effective February 9, 2018. J. Robert Ciminera, currently NCR’s Executive Vice President, Hardware Product Operations, will assume responsibility for NCR’s global services business as Executive Vice President, Services, Enterprise Quality and T&T, and Adrian Button, currently an NCR Vice President, will become NCR’s Senior Vice President of Global Hardware Product Operations. Bill Nuti, Chairman and Chief Executive Officer of NCR said, “On behalf of our Board of Directors, stockholders and employees, we thank Rick for his service to NCR and we wish him the best, and we congratulate Bob and Adrian on their new roles.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

Dated: January 16, 2018	By:	/s/ Edward Gallagher
Edward Gallagher
Senior Vice President, General Counsel and Secretary